Ingersoll Rand Reports Fourth-Quarter EPS from
Continuing Operations of $0.79, Full-Year 2014 EPS of $3.27

●	Fourth-quarter earnings per share (EPS) from continuing operations were $0.79; adjusted EPS excluding restructuring and debt refinancing costs were $0.82, up 34 percent compared with 2013 adjusted EPS

●	Revenues of $3.2 billion in the fourth quarter, up 5 percent compared with 2013 and up 7 percent year-over-year excluding the impact of currency

●	Full-year 2014 EPS from continuing operations were $3.27; adjusted EPS of $3.33 excluding restructuring and debt refinancing costs up 25 percent compared with 2013

●	Full-year EPS from continuing operations for 2015 forecasted to be $3.60 to $3.75; adjusted EPS forecasted to be $3.66 to $3.81, up 10 percent to 14 percent compared with 2014

Swords, Ireland, January 30, 2015 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.79 for the fourth quarter of 2014.
The company reported net earnings of $255.5 million, or EPS of $0.95, for the fourth quarter of 2014. Fourth-quarter net earnings included $212.2 million, or EPS of $0.79, from continuing operations, as well as $43.3 million, or EPS of $0.16, from discontinued operations. This compares with net earnings of $47.7 million, or EPS of $0.16, for the 2013 fourth quarter. Results for the fourth quarter of 2014 included $(10.0) million, or $(0.03), per share from restructuring and costs related to the early refinancing of debt. Excluding these items, fourth-quarter 2014 adjusted EPS from continuing operations were $0.82. (see attached tables for additional details).
Full-Year Results
Full-year 2014 net revenues were $12,891 million, an increase of 4 percent when compared with reported net revenues of $12,351 million in 2013. Operating income for 2014 totaled $1,405 million compared with $1,105 million for 2013. Results for full-year 2014 included $13 million of restructuring costs. The prior year included $83 million of restructuring costs. Excluding these items, full-year 2014 adjusted operating margin was 11.0 percent, an increase of 1.4 percentage points when compared with adjusted 2013 operating margins. (see attached tables for additional details)
The company reported full-year 2014 EPS of $3.40. EPS from continuing operations were $3.27 with $0.13 of EPS from discontinued operations. The EPS from continuing operations included $17 million of after-tax cost, or EPS of $(0.06), related to restructuring, and the redemption premium expense for early debt retirement. The prior year included $177 million of after-tax costs, or EPS of $(0.59), related to restructuring, the one-time charge from the spinoff of the security business and costs related to the early debt retirement. Before these items, 2014 adjusted EPS from continuing operations were $3.33 per share and 2013 EPS were $2.67. (see attached tables for additional details)

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“We continued to create value in 2014 through growth, operational excellence and balanced capital allocation,” said Michael W. Lamach, chairman and chief executive officer. “Revenue growth and adjusted earnings per share exceeded guidance despite uneven markets, and international currency declines late in the year. Throughout the year, we made investments into the businesses consistent with driving organic growth and earnings improvements, maintained a strong balance sheet and initiated disciplined acquisitions that fit within our core businesses. We have a multi-year record of executing on our strategy and I am confident we can continue to deliver value in 2015.”
Additional Highlights from the 2014 Fourth Quarter
Revenues: The company’s reported revenues increased 5 percent (up 7 percent excluding the impact of currency) to $3,241 million, compared with revenues of $3,099 million for the 2013 fourth quarter. Total U.S. revenues were up 7 percent compared to 2013, and revenues from international operations increased 2 percent (up 7 percent excluding the impact of currency).
Operating Margin: The fourth-quarter operating margin was 10.7 percent compared with 7.0 percent in 2013. Adjusted for restructuring charges, the operating margin for fourth-quarter 2014 was 10.8 percent, up 2.3 percentage points on a comparable basis with 2013. Increased volume, price and productivity savings were partially offset by inflation, an increase in investment spending and negative currency.
Interest Expense and Other Income/Expense: Interest expense was $68 million for the fourth quarter and included $10 million for debt refinancing costs. Other income totaled $10 million for the fourth quarter of 2014, compared with other expense of $(1) million for the 2013 fourth quarter primarily due to higher earnings from equity investments and foreign exchange gains.
Taxes: Excluding restructuring, and one-time items, the company had an effective tax rate of approximately 25 percent for the fourth quarter of 2014. The comparable effective rate for the fourth quarter of 2013 was 11 percent.
Fourth-Quarter Business Review
[Note: Adjusted margins for 2013 and 2014 exclude restructuring and other onetime costs - see attached tables for additional details]
The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the fourth quarter of 2014 were
$2,446 million, an increase of 5 percent (up 7 percent excluding currency) compared with the fourth quarter of 2013. Bookings increased 6 percent (up 8 percent excluding currency) year-over-year.
On a year-over-year basis, total commercial HVAC revenues increased by a mid-single digit percentage with a low-single digit percentage increase in equipment revenues and a high-single digit increase in revenues for parts, service and solutions. Commercial HVAC revenues increased by a mid-single digit percentage in the Americas; up by a mid-teens percentage in Europe and declined in Asia during the quarter compared with last year. Currency had a negative 2 percentage point impact on fourth-quarter commercial HVAC results. Fourth-quarter 2014 HVAC bookings reflect a mid-single digit increase compared with last year.
Total Thermo King refrigerated transport revenues increased by a mid-single digit percentage in the fourth quarter compared with last year, as strong revenue gains in North America offset weakness in overseas operations. Bookings increased by a high single-digit percentage in the fourth quarter of 2014, mainly due to sharp gains in North American trailer orders. Currency had a negative 3 percentage point impact on Thermo King fourth-quarter year-over-year revenue comparisons.
Residential HVAC bookings increased by a low-single digit percentage in the fourth quarter compared with 2013 and revenues increased by a high-single digit percentage with volume gains in all major product categories.

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Fourth-quarter 2014 segment operating margin was 12.2 percent (excluding restructuring costs, adjusted operating margin was also 12.2 percent). The adjusted margin improved 2.1 percentage points on a comparable basis with 2013 due to higher volumes and productivity gains, partially offset by inflation and negative currency impacts.
The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools, material handling systems, and ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the fourth quarter of 2014 were $795 million and increased 3 percent (up 6 percent excluding currency) compared with the fourth quarter of 2013. Bookings increased 3 percent compared with 2013 (up 6 percent excluding currency).
Revenues for air compressors and industrial products were up low-single digits overall, with mid-single digit year-over-year improvements in the Americas, and low-single digit percentage declines in both Europe and in Asia. Currency had a negative 3 percentage point impact on fourth-quarter results.
Club Car revenues increased by a mid-single digit percentage compared with the fourth quarter of 2013, with gains in both golf car and utility vehicle sales.
Fourth-quarter segment operating margin was 15.7 percent (excluding restructuring costs, adjusted operating margin was 15.8 percent). The adjusted operating margin was down slightly on a comparable basis with 2013, as the benefits from volume and improved productivity were offset by inflation, negative currency impacts and investments.
Balance Sheet
At the end of the fourth quarter, working capital was 3.1 percent of revenues, compared with 2.1 percent in 2013. Cash balances and total debt balances were $1.7 billion and $4.2 billion, respectively.
Share Repurchase
During the fourth quarter, the company repurchased approximately 3.4 million shares for approximately $200 million as part of a $1.5 billion program approved by the board of directors in February 2014. The company repurchased approximately 22 million shares for approximately $1.4 billion during full-year 2014.
Acquisition of Cameron’s Centrifugal Compressor Business
On January 1, 2015, the company completed the acquisition of the assets of Cameron International Corporation’s (NYSE:CAM) Centrifugal Compression division for $850 million.
The division provides centrifugal compression equipment and aftermarket parts and services for global industrial, air separation, gas transmission and process gas applications. Ingersoll Rand will welcome the Turbo-Air® and MSG® brands into the Ingersoll Rand family of brands.
“Acquiring Cameron’s Centrifugal Compression division and its exceptional line of products has provided Ingersoll Rand the opportunity to expand our industrial segment, allowing us to better serve our industry, shareholders and employees,” said Lamach. “We’re pleased to expand Ingersoll Rand’s compressed air and gas offerings into areas such as air separation, petrochemical, chemical and process gas.” The asset acquisition strengthens Ingersoll Rand’s Compressed Air Systems and Services business, which now provides a comprehensive range of centrifugal, reciprocating and rotary air compressor products, systems and services for a wide variety of industrial, manufacturing, air separation, and process gas applications.
Outlook
Based on a forecast of slow-to-moderate growth in global industrial and construction markets for the year, the company expects organic revenues, which exclude currency and acquisitions, for full-year 2015 to increase in the range of 4 to 5 percent compared with 2014. Full–year reported revenues are also forecasted to increase in the range of 4 percent to 5 percent compared with 2014. Full-year adjusted EPS from continuing operations is expected to be in the range of $3.66 to $3.81, with full-year reported continuing EPS expected to be $3.60 to $3.75. The forecast includes an ongoing tax rate of approximately 25 percent for continuing

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operations and an average diluted share count for the full year of approximately 270 million shares. Free cash flow for full-year 2015 is expected to be in a range of $950 million to one billion dollars.
First-quarter 2015 organic revenues are expected to increase in the range of 5 percent to 6 percent compared with 2014 with reported revenues expected to increase 4 percent to 5 percent. Adjusted EPS from continuing operations for the first quarter of 2015 are expected to be in the range of $0.29 to $0.33 with reported EPS of $0.26 to $0.30. The first-quarter forecast reflects an ongoing tax rate of 25 percent for continuing operations and an average diluted share count of approximately 270 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our projected 2015 first-quarter and full-year financial performance including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarters ending March 31, 2014, June 30, 2014, and September 30, 2014, and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.
All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.
Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
1/30/15
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
Net revenues	$3,240.5	$3,098.9	$12,891.4	$12,350.5
Cost of goods sold	(2,261.1)	(2,214.7)	(8,982.8)	(8,722.3)
Selling & administrative expenses	(633.1)	(666.2)	(2,503.9)	(2,523.2)
Operating income	346.3	218.0	1,404.7	1,105.0
Interest expense	(68.0)	(53.4)	(225.3)	(278.8)
Other income (expense), net	9.8	(0.8)	30.0	3.4
Earnings (loss) before income taxes	288.1	163.8	1,209.4	829.6
Provision for income taxes	(71.2)	(80.7)	(293.7)	(189.0)
Earnings (loss) from continuing operations	216.9	83.1	915.7	640.6
Discontinued operations, net of tax	43.3	(29.4)	34.7	13.3
Net earnings (loss)	260.2	53.7	950.4	653.9
Less: Net earnings attributable to noncontrolling interests	(4.7)	(6.0)	(18.7)	(35.1)
Net earnings (loss) attributable to Ingersoll-Rand plc	$255.5	$47.7	$931.7	$618.8

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$212.2	$77.7	$897.0	$620.1
Discontinued operations	43.3	(30.0)	34.7	(1.3)
Net earnings	$255.5	$47.7	$931.7	$618.8

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.79	$0.26	$3.27	$2.08
Discontinued operations	0.16	(0.10)	0.13	(0.01)
	$0.95	$0.16	$3.40	$2.07

Weighted-average number of common shares
outstanding:
Diluted	269.5	293.3	274.3	298.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2014	2013	2014	2013
Climate
Net revenues	$2,445.9	$2,327.5	$9,879.7	$9,414.0
Segment operating income *	297.7	210.5	1,195.6	936.0
and as a % of Net revenues	12.2%	9.0%	12.1%	9.9%

Industrial
Net revenues	794.6	771.4	3,011.7	2,936.5
Segment operating income *	124.8	113.9	443.0	450.3
and as a % of Net revenues	15.7%	14.8%	14.7%	15.3%

Gain (loss) on sale/(asset impairment)	—	—	—	—
Unallocated corporate expense	(76.2)	(106.4)	(233.9)	(281.3)

Total
Net revenues	$3,240.5	$3,098.9	$12,891.4	$12,350.5
Consolidated operating income	$346.3	$218.0	$1,404.7	$1,105.0
and as a % of Net revenues	10.7%	7.0%	10.9%	8.9%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended December 31, 2014				For the year ended December 31, 2014
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,240.5	$—		$3,240.5	$12,891.4	$—		$12,891.4

	Operating income	346.3	2.4	(a)	348.7	1,404.7	12.5	(a)	1,417.2
	Operating margin	10.7%			10.8%	10.9%			11.0%

	Earnings from continuing operations before income taxes	288.1	12.6	(a,b)	300.7	1,209.4	22.7	(a,b)	1,232.1
	Provision for income taxes	(71.2)	(2.6)	(c)	(73.8)	(293.7)	(6.2)	(c)	(299.9)
	Tax rate	24.7%			24.5%	24.3%			24.3%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	212.2	10.0	(d)	222.2	897.0	16.5	(d)	913.5

	Diluted earnings per common share
	Continuing operations	$0.79	$0.03		$0.82	$3.27	$0.06		$3.33

	Weighted-average number of common shares outstanding
	Diluted	269.5	—		269.5	274.3	—		274.3

	Detail of Adjustments:
(a)	Restructuring costs		$2.4				$12.5
(b)	Refinancing premium		10.2				10.2
(c)	Tax impact		(2.6)				(6.2)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$10.0				$16.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended December 31, 2013				For the year ended December 31, 2013
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,098.9	$—		$3,098.9	$12,350.5	$—		$12,350.5

	Operating income	218.0	44.2	(a)	262.2	1,105.0	83.0	(a)	1,188.0
	Operating margin	7.0%			8.5%	8.9%			9.6%

	Earnings from continuing operations before income taxes	163.8	44.2	(a, b)	208.0	829.6	129.3	(a, b)	958.9
	Provision for income taxes	(80.7)	58.0	(c)	(22.7)	(189.0)	47.2	(c)	(141.8)
	Tax rate	49.3%			10.9%	22.8%			14.8%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	77.7	102.2	(d)	179.9	620.1	176.5	(d)	796.6

	Diluted earnings per common share
	Continuing operations	$0.26	$0.35		$0.61	$2.08	$0.59		$2.67

	Weighted-average number of common shares outstanding
	Diluted	293.3	—		293.3	298.3	—		298.3

	Detail of Adjustments:
(a)	Restructuring costs		$44.2				$83.0
(b)	Refinancing premium		—				46.3
(c)	Tax impact		(15.9)				(26.7)
(c)	Spin-related tax charges		73.9				73.9
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$102.2				$176.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended December 31, 2014		For the quarter ended December 31, 2013
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,445.9		$2,327.5

Segment operating income	$297.7	12.2%	$210.5	9.0%
Restructuring costs	0.7	—%	24.3	1.1%
Adjusted operating income	298.4	12.2%	234.8	10.1%
Depreciation and amortization	60.9	2.5%	63.1	2.7%
EBITDA	$359.3	14.7%	$297.9	12.8%

Industrial
Net revenues	$794.6		$771.4

Segment operating income	$124.8	15.7%	$113.9	14.8%
Restructuring costs	0.6	0.1%	9.0	1.1%
Adjusted operating income	125.4	15.8%	122.9	15.9%
Depreciation and amortization	10.4	1.3%	11.6	1.5%
EBITDA	$135.8	17.1%	$134.5	17.4%

Corporate
Unallocated corporate expense	$(76.2)		$(106.4)
Restructuring costs	1.1		10.9
Adjusted corporate expense	(75.1)		(95.5)
Depreciation and amortization	10.6		8.7
EBITDA	$(64.5)		$(86.8)

Total Company
Net revenues	$3,240.5		$3,098.9

Operating income	$346.3	10.7%	$218.0	7.0%
Restructuring costs	2.4	0.1%	44.2	1.4%
Adjusted operating income	348.7	10.8%	262.2	8.5%
Depreciation and amortization	81.9	2.5%	83.4	2.7%
EBITDA	$430.6	13.3%	$345.6	11.2%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$1,705.2	$1,937.2
Accounts and notes receivable, net	2,119.0	2,071.5
Inventories	1,358.9	1,166.1
Other current assets	524.8	541.9
Total current assets	5,707.9	5,716.7
Property, plant and equipment, net	1,477.0	1,468.4
Goodwill	5,389.8	5,540.6
Intangible assets, net	3,783.9	3,922.0
Other noncurrent assets	939.9	1,010.4
Total assets	$17,298.5	$17,658.1

LIABILITIES AND EQUITY
Accounts payable	$1,290.0	$1,163.0
Accrued expenses and other current liabilities	1,893.4	1,877.9
Short-term borrowings and current maturities of long-term debt	482.7	367.7
Total current liabilities	3,666.1	3,408.6
Long-term debt	3,741.7	3,153.5
Other noncurrent liabilities	3,845.3	3,964.7
Equity	6,045.4	7,131.3
Total liabilities and equity	$17,298.5	$17,658.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2014	2013
Operating Activities
Income from continuing operations	$915.7	$640.6
Depreciation and amortization	332.4	333.7
Changes in assets and liabilities and other non-cash items	(256.4)	(175.5)
Net cash from operating activities of continuing operations	991.7	798.8
Net cash from operating activities of discontinued operations	(18.5)	292.7
Net cash from operating activities	973.2	1,091.5

Investing Activities
Capital expenditures	(233.5)	(242.2)
Other investing activities, net	36.5	29.0
Net cash from investing activities of continuing operations	(197.0)	(213.2)
Net cash from investing activities of discontinued operations	—	(2.2)
Net cash from investing activities	(197.0)	(215.4)

Financing Activities
Net debt proceeds (repayments)	700.2	291.7
Dividends paid to ordinary shareholders	(264.7)	(245.5)
Repurchase of ordinary shares	(1,374.9)	(1,213.2)
Other financing activities, net	79.9	1,521.1
Net cash from financing activities of continuing operations	(859.5)	354.1
Net cash from financing activities of discontinued operations	—	(7.5)
Net cash from financing activities	(859.5)	346.6

Effect of exchange rate changes on cash and cash equivalents	(148.7)	6.1
Net increase (decrease) in cash and cash equivalents	(232.0)	1,228.8
Cash and cash equivalents - beginning of period	1,937.2	708.4
Cash and cash equivalents - end of period	$1,705.2	$1,937.2

The Company has revised the Condensed Consolidated Statement of Cash Flow for the twelve months ended December 31, 2013 for the classification of Allegion as a discontinued operation and for corrections in the calculation and classification of the effect of exchange rate changes on cash and cash equivalents. The adjustments had no impact on the total net increase (decrease) in cash and cash equivalents, or total cash and cash equivalents amounts in any period. See the third quarter 2014 Form 10-Q for further discussion.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	December 31,
	2013	2014
Net Receivables	$2,071	$2,119
Days Sales Outstanding	61.0	59.7

Net Inventory	$1,166	$1,359
Inventory Turns	7.6	6.7

Accounts Payable	$1,163	$1,290
Days Payable Outstanding	47.9	52.1

		Year ended
		December 31, 2014
Cash flow from operating activities (a)		$973.2
Capital expenditures (a)		(233.5)
Cash payments for spin/restructuring		70.6
Free cash flow		$810.3
(a)Includes both continuing and discontinued operations. Cash flow from operating activities includes spending related to spin and restructuring costs.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION